Exhibit 99.2
LEIDOS HOLDINGS, INC.
BACKGROUND
Beginning in fiscal 2026, Leidos will operate in four reportable segments that are focused on specific, defined capability sets delivered to customers:
▶Intelligence & Digital - provides IT services and solutions to U.S. federal government customers. Services and offerings include technological research and development, digital solutions, software development and other IT services work.
▶Health - delivers services and solutions to federal and commercial customers in areas of public health, care coordination, and life and environmental sciences.
▶Homeland - provides various technological services, power grid engineering, transportation, aviation, and security products primarily to commercial and international customers.
▶Defense - develops and produces advanced space, aerial, surface, and sub-surface manned and un-manned defense systems.
We have prepared unaudited historical consolidated financial information based on the new reporting structure set forth below, which includes certain non-GAAP measures. Management believes that these non-GAAP measures provide another representation of the results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
UNAUDITED HISTORICAL FINANCIAL MEASURES
The following table presents revenues for the four quarters of the year ended January 2, 2026, and fiscal 2025 and 2024 under the new segment structure:

	Three Months Ended				Year Ended
(in millions)	April 4, 2025	July 4, 2025	October 3, 2025	January 2, 2026	January 2, 2026	January 3, 2025
Intelligence & Digital	$1,408	$1,408	$1,525	$1,358	$5,699	$5,584
Health	1,188	1,175	1,210	1,109	4,682	4,553
Homeland	770	771	775	818	3,134	3,122
Defense	879	899	959	922	3,659	3,403
Total	$4,245	$4,253	$4,469	$4,207	$17,174	$16,662
UNAUDITED NON-GAAP FINANCIAL MEASURES
The following tables present the reconciliation of operating income by reportable segment to non-GAAP operating income for the four quarters of the year ended January 2, 2026, and fiscal 2025 and 2024 under the new segment structure:

	Three Months Ended April 4, 2025
(in millions)	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP operating income (loss)
Intelligence & Digital	$132	$—	$5	$137
Health	288	—	6	294
Homeland	61	4	7	72
Defense	74	—	12	86
Corporate	(25)	1	—	(24)
Total	$530	$5	$30	$565
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

1	Leidos Holdings, Inc. Exhibit 99.2

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
The following tables present the reconciliation of operating income by reportable segment to non-GAAP operating income for the four quarters of the year ended January 2, 2026, and fiscal 2025 and 2024 under the new segment structure:

	Three Months Ended July 4, 2025
(in millions)	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP operating income (loss)
Intelligence & Digital	$135	$—	$7	$142
Health	303	—	6	309
Homeland	64	1	7	72
Defense	78	—	12	90
Corporate	(9)	1	—	(8)
Total	$571	$2	$32	$605

	Three Months Ended October 3, 2025
(in millions)	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)
Intelligence & Digital	$141	$2	$8	$—	$151
Health	324	—	6	—	330
Homeland	50	1	7	—	58
Defense	79	—	12	3	94
Corporate	(59)	1	—	—	(58)
Total	$535	$4	$33	$3	$575

	Three Months Ended January 2, 2026
(in millions)	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)
Intelligence & Digital	$135	$2	$9	$1	$147
Health	256	—	5	—	261
Homeland	76	1	8	—	85
Defense	88	—	12	—	100
Corporate	(82)	5	—	—	(77)
Total	$473	$8	$34	$1	$516

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
The following tables present the reconciliation of operating income by reportable segment to non-GAAP operating income for the four quarters of the year ended January 2, 2026, and fiscal 2025 and 2024 under the new segment structure:

	Year Ended January 2, 2026
(in millions)	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)
Intelligence & Digital	$543	$4	$29	$1	$577
Health	1,171	—	23	—	1,194
Homeland	251	7	29	—	287
Defense	319	—	48	3	370
Corporate	(175)	8	—	—	(167)
Total	$2,109	$19	$129	$4	$2,261
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the consolidated statements of operations.

	Year Ended January 3, 2025
(in millions)	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)
Intelligence & Digital	$532	$—	$23	$5	$560
Health	1,049	—	27	4	1,080
Homeland	198	9	30	2	239
Defense	234	—	67	—	301
Corporate	(186)	13	—	—	(173)
Total	$1,827	$22	$147	$11	$2,007
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the consolidated statements of operations.

3	Leidos Holdings, Inc. Exhibit 99.2